Exhibit 23.1





                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of PHC, Inc. (the "Company") of our report dated August 16, 2002 on the consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2002.



BDO Seidman, LLP
Boston, Massachusetts
January 6, 2003




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